Exhibit 99.1

Delta Apparel Expects 20% Fiscal 2022 Second Quarter Sales Growth

Sets New All-Time March Quarter Record for Sales

DULUTH, GA.,  April 12, 2022 -- Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, today announced preliminary net sales for its 2022 fiscal second quarter ended April 2, 2022.

The Company expects net sales for its March quarter to be approximately $130 million, representing a 20% increase compared to the prior year second quarter result of $108.6 million, with double-digit sales growth in both the Delta Group and Salt Life Group segments.  Our second quarter net sales set a new all-time record for a March quarter at Delta Apparel and were up 26% from our pre-pandemic fiscal 2019 second quarter sales.

Robert W. Humphreys, the Company’s Chairman and Chief Executive Officer, commented, “Consumer demand for Delta Apparel’s brands, including Salt Life, Delta and Soffe products, remains strong with our Delta Group having an outstanding sales quarter in both our activewear and DTG2Go businesses.  Activewear growth was driven by higher unit sales, increased value-added services and our continued ability to update our pricing in the marketplace to offset higher input cost.  Additionally, our DTG2Go digital print business delivered an increase in units shipped over the prior year second quarter driven by our newly developed digital first technology. We continue to invest in our digital print ecosystem with new state-of-the-art print equipment, and our digital first technology is now operating in three of our eight DTG2Go locations and will be soon expanding to a fourth location.

The Salt Life brand also outperformed the prior year second quarter, despite continuing capacity constraints resulting from inventory shipping delays. Our wholesale channel continued to demonstrate strength in the first half of 2022, and the Salt Life branded retail footprint was further expanded with the opening of two new locations during the quarter in Sarasota and Fort Lauderdale, Florida, bringing the number of retail doors to 17 locations across five states.  Our recent Salt Life retail location openings have surpassed our internal sales expectations, continuing to validate the strength of the Salt Life brand and our go-to-market strategy.”

Humphrey’s further commented, “We are continuing to see the competitive advantage of our vertical supply chain servicing our five focused go-to-market strategies and are currently enjoying strong demand across all the channels we serve. We recently installed additional manufacturing equipment to increase our capacity across our production network. Furthermore, we are consistently investing in manufacturing technology to improve our production efficiencies and reduce our environmental footprint, while finding new ways to service our customers in what remains a highly fluid supply chain environment. Demand for our products across both our Delta Group and Salt Life Group segments remains strong and we see further opportunities for future growth. We look forward to providing more information on our March quarter results and business outlook in early May.”

Full Financial Results for Second Quarter Fiscal 2022 on May 3, 2022

Final and complete financial results for the Company’s fiscal year 2022 second quarter ended April 2, 2022, will be released after the market close on May 3, 2022. At 4:30 p.m. ET on that day, the Company’s senior management will also hold a conference call to discuss its financial results and business outlook. The Company invites you to join the call by dialing 877-704-4453. If calling from outside the United States, please dial 201-389-0920. A live webcast of the conference call will be available at www.deltaapparelinc.com. Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through June 3, 2022. To access the telephone replay, participants should dial toll-free 844-512-2921. International callers can dial 412-317-6671. The access code for the replay is 13728970.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, Soffe®, and Delta. The Company is a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business e-commerce sites. The Company’s products are also made available direct-to-consumer on its websites at www.saltlife.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 8,700 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the general U.S. and international economic conditions; the impact of the COVID-19 pandemic and government/social actions taken to contain its spread on our operations, financial condition, liquidity, and capital investments, including recent labor shortages, inventory constraints, and supply chain disruptions; significant interruptions or disruptions within our manufacturing, distribution or other operations; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; the volatility and uncertainty of cotton and other raw material prices and availability; the competitive conditions in the apparel industry; our ability to predict or react to changing consumer preferences or trends; our ability to successfully open and operate new retail stores in a timely and cost-effective manner; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; changes in economic, political or social stability at our offshore locations in areas in which we, or our suppliers or vendors, operate; our ability to attract and retain key management; the volatility and uncertainty of energy, fuel and related costs; material disruptions in our information systems related to our business operations; compromises of our data security; significant changes in our effective tax rate; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; changes in international trade regulations; our ability to comply with trade regulations; changes in employment laws or regulations or our relationship with employees; negative publicity resulting from violations of manufacturing standards or labor laws or unethical business practices by our suppliers and independent contractors; the inability of suppliers or other third-parties, including those related to transportation, to fulfill the terms of their contracts with us; restrictions on our ability to borrow capital or service our indebtedness; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the impairment of acquired intangible assets; foreign currency exchange rate fluctuations; the illiquidity of our shares; price volatility in our shares and the general volatility of the stock market; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Investor Relations and Media Contact:
ICR, Inc.

Investors:
Tom Filandro, 646-277-1235
investor.relations@deltaapparel.com

Media:
Jessica Liddell, 203-682-8208
DLAPR@icrinc.com